Exhibit 5



                                                     June 26, 2000

Masco Corporation
21001 Van Born Road
Taylor, Michigan  48180

     Re: Masco Corporation
         Registration Statement on Form S-3

Dear Sirs:

     I am acting as your counsel in connection with the Registration Statement on Form S-3 (herein referred to as the "Registration Statement") under the Securities Act of 1933, as amended, in which this opinion is included as
Exhibit 5, registering securities of Masco Corporation (the "Company"), including senior debt securities (the "Senior Securities"), subordinated debt securities (the "Subordinated Securities") and shares of Common Stock, $1.00 par value (the "Shares") and related preferred stock purchase rights (the "Rights"). The Senior Securities are to be issued under an Indenture between the Company and Bank One Trust Company, National Association, as Trustee (the "Senior Indenture"), and the Subordinated Securities are to be issued under an Indenture between the Company and The Bank of New York, as Trustee (the "Subordinated Indenture"). The Senior Securities and Subordinated Securities are herein referred to as the "Securities," and the Senior Indenture and the Subordinated Indenture are herein referred to as the "Indentures."

     In addition to the Shares and the related Rights, the Registration Statement also registers an indeterminate number of shares of common stock of the Company (the "Conversion Shares") and related Rights (the "Conversion Rights") that may be issued upon conversion of convertible Securities.

     I or attorneys on my staff who report to me have examined and are familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents or corporate records as I have deemed necessary or advisable for the purpose of this opinion. Based upon the foregoing, I am of the opinion that:

     (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power under such laws to enter into the Indentures and to issue the Securities, the Shares, the related Rights, the Conversion Shares and the Conversion Rights;

     (2) The Senior Indenture has been duly authorized, and when executed and delivered by the Company will be a valid and binding obligation of the Company;

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Masco Corporation
June 26, 2000
Page 2


     (3) The Subordinated Indenture has been duly authorized, and when executed and delivered by the Company will be a valid and binding obligation of the Company;

     (4) When the Indentures have been duly executed and delivered by the Company and when the issuance of the Securities has been duly authorized by appropriate corporate action and such Securities have been duly executed, authenticated and delivered in substantially the forms filed as an Exhibit to the Registration Statement and in accordance with the Indentures and sold as described in the Registration Statement, including the Prospectuses and Prospectus Supplements relating to such Securities, subject to the final terms of the Securities being in compliance with then applicable law, the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indentures;

     (5) When the issuance of the Shares and the related Rights have been duly authorized by appropriate corporate action and the Shares and related Rights have been duly issued and sold as described in the Registration Statement, including the Prospectuses and Prospectus Supplements relating to the Shares and the related Rights, the Shares and will be legally issued, fully paid and nonassessable and the Rights will be valid and binding obligations of the Company; and

     (6) When the issuance of the Conversion Shares and related Conversion Rights issuable upon conversion of convertible Securities have been duly authorized by appropriate corporate action and when the Conversion Shares and related Conversion Rights have been issued upon conversion as described in the Registration Statement, including the Prospectuses and Prospectus Supplements relating to such convertible Securities, the Conversion Shares will be legally issued, fully paid and nonassessable and the related Conversion Rights will be valid and binding obligations of the Company.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-3. I also consent to the reference to me under the caption "Legal Opinions" in the Prospectuses.

                                           Very truly yours,



                                           John R. Leekley
                                           Senior Vice President and
                                             General Counsel